Exhibit 99.3

SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of July 16, 2004 by and among Novavax, Inc., a Delaware corporation, with headquarters located at 8320 Guilford Road, Suite C, Columbia, Maryland 21046 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

          WHEREAS:

     A. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 144A (“Rule 144A”) of the Securities Act of 1933, as amended (the “1933 Act”), by Section 4(2) of the 1933 Act and Rule 506 of Regulation D (“Regulation D”), all as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

     B. The Company has authorized a new series of senior convertible notes of the Company in the form attached hereto as Exhibit A (together with any senior convertible notes issued in replacement thereof in accordance with the terms thereof, the “Notes”), which Notes shall be convertible into or redeemable for shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) (as converted or so redeemed, the “Conversion Shares”), in each case, in accordance with and subject to the terms of the Notes.

     C. Each Buyer wishes to purchase, severally but not jointly, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be $35,000,000.

     D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     E. The Notes and the Conversion Shares collectively are referred to herein as the “Securities”.

          NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

     1. PURCHASE AND SALE OF NOTES.

          (a) Purchase of Notes.

               (i) Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

               (ii) Closing. The closing of the purchase of the Notes (the “Closing”) shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

               (iii) Purchase Price. The purchase price for each Buyer (the “Purchase Price”) of the Notes to be purchased by each such Buyer at the Closing shall be equal to the amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

          (b) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City Time, on July 19, 2004, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such other time or date as is mutually agreed to by the Company and each Buyer).

          (c) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes to be issued and sold to such Buyer at Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer the Notes (in the principal amounts as such Buyer shall request) which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

     2. BUYER’S REPRESENTATIONS AND WARRANTIES.

          Each Buyer represents and warrants with respect to only itself that:

          (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes, and (ii) upon conversion of the Notes will acquire the Conversion Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer presently does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

          (b) Qualified Institutional Buyer; Accredited Investor Status. Such Buyer is a “qualified institutional buyer” as defined in Rule 144A (a “QIB”) and an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

          (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

          (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          (e) No Governmental Review. Such Buyer understands that no Governmental Authority (as defined in Section 3(n)) has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (C) transferred to an Affiliate (as defined in Rule 144, an “Affiliate”) of such Buyer or (D) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(e)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          (g) Legends. Such Buyer understands that the certificates or other instruments representing the Notes and, until such time as the resale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO NOVAVAX, INC., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such legend is not required under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144.

          (h) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

          (i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to adversely effect the legality, validity or enforceability of, or the ability of such Buyer to perform its obligations under any of the Transaction Documents (as defined in Section 3(b)).

          (j) Residency; Organization; Good Standing and Qualification. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers. Such Buyer is a partnership, limited partnership or limited liability company duly organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of formation or organization (as set forth on the Schedule of Buyers) and has all necessary power and authority to carry on its business as now conducted.

          (k) Trading in Common Stock. Since the date such Buyer has entered into a confidentiality agreement with the Company (which for purposes of the application of this Section 2(k) to Deutsche Bank AG London (“Deutsche Bank”) shall mean the confidentiality agreement entered into between the Company and National Hall Capital, LLC, as agent for Deutsche Bank), such Buyer (which for purposes of the application of this Section 2(k) to Deutsche Bank shall mean only those employees of Deutsche Bank with knowledge of the transaction contemplated by this Agreement) has not entered into, and shall not enter into prior to the 8-K Filing (as defined in Section 4(i)), any purchase or sale of the Common Stock or executed any Short Sales. For purposes of this Section, “Short Sales” means all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps (including on a total return basis), and sales and any other similar transactions whether or not having the effect of hedging any position in the Common Stock..

     Each Buyer acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company hereby represents and warrants to each of the Buyers as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company), subject to the disclosures contained in the Company Disclosure Letter attached hereto (the “Company Disclosure Letter”):

          (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed on Schedule 3(a) in the Company Disclosure Letter. Except as disclosed on Schedule 3(a) in the Company Disclosure Letter, the Company owns, directly or indirectly, the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien (as defined in Section 3(f) below) and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. For purposes of this Agreement, “Subsidiary” means any entity in which the Company, directly or indirectly, owns or holds any capital stock or equity or similar interest.

          (b) Organization and Qualification. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) reasonably be expected to have or result in a material adverse effect on the results of operations, assets, properties, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) adversely impair the Company’s ability to perform its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”). For purposes of this Agreement, “Transaction Documents” means, collectively, this Agreement, the Notes, the Registration Rights Agreement and the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and each of the Exhibits to this Agreement.

          (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions under each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents and the consummation by it of the transactions hereunder and thereunder, including, without limitation, the issuance of the Notes and the reservation for issuance of the Conversion Shares issuable upon conversion, redemption or other payment thereof, have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or, if executed after the date hereof, upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

          (d) No Conflicts. Except as disclosed on Schedule 3(d) in the Company Disclosure Letter, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the reservation for issuance of the Conversion Shares issuable upon conversion, redemption or other payment thereof, do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt of the Company or a Subsidiary or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that such conflict, default or, amendment, acceleration or cancellation right could not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market (the “Principal Market”) or any other self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (e) Consents. Except as disclosed on Schedule 3(e) in the Company Disclosure Letter, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, Governmental Authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date. The Company and its Subsidiaries have no knowledge of any facts or circumstances which could reasonably be expected to prevent the Company from obtaining or effecting any of the foregoing. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (f) Issuance of the Securities. Except as disclosed on Schedule 3(f) in the Company Disclosure Letter, the Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, claims, security interests, encumbrances, rights of first refusal or other restrictions (“Liens”) and shall not be subject to preemptive rights or similar rights of stockholders. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of shares of Common Stock issuable upon conversion of the Notes (without regard to any limitations on the conversion of the Notes set forth in the Notes).

          (g) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion or redemption of the Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion or redemption of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          (h) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 102,000,000 shares, 100,000,000 shares of which are Common Stock, and 2,000,000 shares of which are preferred stock, $.01 par value per share. As of the date hereof, there are 34,825,885 issued and outstanding shares of Common Stock. There are no shares of preferred stock outstanding on the date hereof. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed on Schedule 3(h) in the Company Disclosure Letter, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company, (ii) there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock and (iii) there are no securities or instruments containing anti-dilution, pre-emptive or similar provisions that will be triggered by the issuance of the Securities. The issue and sale of the Securities (including the Conversion Shares) will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Buyers) and will not result in a right of any holder of securities of the Company to adjust the exercise, conversion, exchange or reset price under such securities. Except as disclosed on Schedule 3(h) in the Company Disclosure Schedule, to the knowledge of the Company, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”)), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

          (i) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof, (the foregoing materials (together with any materials filed by the Company under the 1934 Act, whether or not required) being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports to the extent required by the rules and regulations of the SEC as in effect at the time of filing.

          (j) Material Changes. Since the date of the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, except as disclosed on Schedule 3(j) in the Company Disclosure Letter (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not declared or paid any dividends, (vi) the Company has not sold any assets, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business and (vii) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.

          (k) Indebtedness. Except as disclosed on Schedule 3(k) in the Company Disclosure Letter neither the Company nor any of its Subsidiaries has any outstanding Indebtedness (as defined below). Schedule 3(k) in the Company Disclosure Letter provides a description of the material terms of any such outstanding Indebtedness. Except as disclosed on Schedule 3(k) in the Company Disclosure Letter, no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise. For purposes of this Agreement: (i) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (ii) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

          (l) Absence of Litigation. Except as disclosed on Schedule 3(l) in the Company Disclosure Letter, there is no action, suit, claim, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, Governmental Authority, self-regulatory organization or body pending and of which the Company has received notice or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (m) Compliance. Except as disclosed on Schedule 3(m) in the Company Disclosure Letter, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound or affected (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Authority, or (iii) is or has been in the two years prior to the date hereof in violation of any statute, rule or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

          (n) Title. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens except (i) immaterial Liens for taxes not yet delinquent, (ii) immaterial mechanics’ and materialmen’s Liens (and other similar Liens), and immaterial Liens under operating and similar agreements, to the extent the same relate to expenses incurred in the ordinary course of business and that are not yet due, (iii) that are routine Governmental Approvals, or (iv) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries (collectively, “Permitted Liens”). Neither the Company nor any of its Subsidiaries owns any real property. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under leases that are valid, subsisting and enforceable against the Company and any such Subsidiaries, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. For purposes of this Agreement: (a) “Governmental Approval” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority; and (b) “Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

          (o) Certain Fees. Other than fees payable to Banc of America Securities LLC as placement agent (the “Agent”), no brokerage or finder’s fees or commissions or any other payment, whether in the form of cash, securities or other consideration, or any combination of the foregoing, are or will be payable, directly or indirectly, by the Company, any Subsidiary or any Affiliate thereof to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person directly or indirectly with respect to the transactions contemplated by this Agreement or any of the other Transaction Documents, and the Company has not taken any action that would cause any Buyer to be liable for any such fees or commissions pursuant to any agreement or arrangement to which the Company is a party. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim against any Buyer relating thereto.

          (p) Private Placement. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

          (q) Form S-3 Eligibility. The Company is eligible to register the Conversion Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

          (r) Listing and Maintenance Requirements. During the twelve (12) months prior to the date hereof, the Company has been in compliance with all listing and maintenance requirements for the Principal Market except, in each case, as could not reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any facts or circumstances which would reasonably be expected to lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the twelve (12) months prior to the date hereof, the Company has not received any communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.

          (s) Registration Rights. Except as disclosed on Schedule 3(s) in the Company Disclosure Letter, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other Governmental Authority that have not been satisfied.

          (t) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Buyers solely as a result of the

Buyers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Buyers’ ownership of the Securities.

          (u) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information other than as set forth on Schedule 3(u) in the Company Disclosure Letter. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company taken as a whole is true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (v) Acknowledgment Regarding Buyers’ Purchase of Company Securities. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any other Buyer (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Buyer or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyers’ purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives.

          (w) Patents and Trademarks. Except as disclosed on Schedule 3(w) in the Company Disclosure Letter, to the knowledge of the Company, the Company and the Subsidiaries own all material Intellectual Property Rights (as defined hereafter) or have rights to use all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as currently conducted and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person except as could not reasonably be expected to result in a Material

Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as could not reasonably be expected to result in a Material Adverse Effect.

          (x) Regulatory Permits. The Company and the Subsidiaries possess all Governmental Approvals issued by the appropriate Governmental Authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such Governmental Approvals could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect (“Material Permits"), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit except as described in the SEC Reports or as could not reasonably be expected to result in a Material Adverse Effect.

          (y) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a material interest or is an officer, director, trustee or partner.

          (z) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

          (aa) Solvency. Based on the financial condition of the Company as of the Closing Date, both prior to and immediately after giving effect to the transactions described in this Agreement and in the agreements set forth on Schedule 3(u) to the Company Disclosure Letter to occur on the Closing Date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry any business or transaction in which the Company is, or is about to be, engaged and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all reasonably anticipated uses of the cash, will be sufficient to pay all amounts on or in respect of its debt when such amounts become due. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

          (bb) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that

(i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountablility, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (cc) Tax Status. The Company and each of the Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all such taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all such taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid federal or state income taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          (dd) Employee Relations. Neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. To the knowledge of the Company, the Company’s and each Subsidiary’s relations with their employees are good, except where the failure of such relationships to be good could be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant.

          (ee) Foreign Corrupt Practices Act. Neither the Company, nor any Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (ff) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and any and all applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

          (gg) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (hh) FDA Matters. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), to the knowledge of the Company, such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its subsidiaries, (iv) enjoins production at any facility of the Company or any of its subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect.

     The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

     4. COVENANTS.

          (a) Reasonable Best Efforts; Good Faith. Each party shall (i) use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement and (ii) shall exercise its rights and perform its obligations under the Transaction Documents in good faith.

          (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities to the extent required under Regulation D and to provide a copy thereof to each Buyer promptly after any such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

          (c) Reporting Status. Except in accordance with the applicable provisions of the Notes, until 180 days after the date on which the Notes are no longer outstanding (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          (d) Use of Proceeds. The Company will use the proceeds from the sale of the Notes as disclosed on Schedule 4(d) in the Company Disclosure Letter.

          (e) Financial Information. The Company agrees to send during the Reporting Period the following to each Buyer who purchased on the Closing Date at least $10 million principal amount of Notes (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within three (3) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the public release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

          (f) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall use reasonable best efforts to maintain the Common Stock’s authorization for quotation on the Principal Market. Other than in accordance with the provisions of the Notes and until 180 days after the date on which the Notes are no longer outstanding, neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

          (g) Fees. Subject to Section 8 below, at the Closing, the Company shall pay an expense allowance of up to $50,000 (in addition to any amounts previously paid) to Smithfield

Fiduciary LLC (a Buyer) or its designee(s) for reimbursement of documented, reasonable legal and due diligence expenses incurred in connection with the transactions contemplated by the Transaction Documents, which additional amount shall be withheld by such Buyer from its Purchase Price at the Closing. To the extent that such expenses incurred are in excess of $25,000 and up to $50,000 (“Additional Expenses”), the Company shall be entitled to deduct the amount of such Additional Expenses from the fees and commissions payable to the Agent. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

          (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. Until 180 days after the date on which the Notes are no longer outstanding, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

          (i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City Time, on or before the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents and the transactions set forth in Schedule 3(u) of the Company Disclosure Letter, in form and in substance required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Notes and the Registration Rights Agreement) as exhibits to such Form 8-K (including all attachments, the “8-K Filing”). As of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its or their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company acknowledges its obligation to conform to the requirements of Regulation FD in its dealings with each Buyer. Neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and substantially contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release if the Notes or such Buyer is referred to therein).

          (j) Additional Notes; Additional Registration Statements. For so long as any Buyer owns any Notes, the Company will not issue any additional Notes and the Company shall not issue any other securities that would cause a breach or default under the Notes. Except pursuant to any Approved Stock Plan (as defined in the Notes) or as contemplated by the documents listed on Schedule 4(j) in the Company Disclosure Letter until such time as the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the SEC, the Company will not include in the Registration Statement or file a registration statement under the 1933 Act relating to securities that are not the Securities.

          (k) Private Placement. Other than as contemplated by the Transaction Documents, none of the Company, its Subsidiaries, their respective Affiliates or any Person acting on their behalf will take any action or steps that would require the registration of any of the Securities under the 1933 Act or cause the offering to be integrated with the other offerings for purposes of any applicable law, regulation or stockholder approval provisions.

          (l) Variable Securities; Dilutive Issuances. For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or its purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock under any Note. For so long as any Notes remain outstanding, the Company shall not, in any manner, enter into or effect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is reasonably expected to cause the Company to be required to issue upon conversion of any Note (without regard to any limitations on the conversion of the Notes set forth in the Notes) any shares of Common Stock in excess of that number of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market.

          (m) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

          (n) Incurrence of Liens. Except as permitted under the Notes, so long as any Notes are outstanding, the Company shall not, directly or indirectly, allow or suffer to exist any Lien upon any property or assets (including accounts and contract rights) owned by the Company.

          (o) Reservation of Shares. So long as any Buyer owns any Notes, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock issuable upon conversion of the Notes (without regard to any limitations on the conversion of the Notes set forth in the Notes).

          (p) Additional Issuances of Securities.

               (i) For purposes of this Section 4(p), the following definitions shall apply.

(1) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(2) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

(3) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

               (ii) From the date hereof until fifteen (15) Business Days after the Effective Date (as defined in the Registration Rights Agreement), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

               (iii) From the Effective Date until March 31, 2005, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(p)(iii).

                    (1) The Company shall deliver to each Buyer who purchased on the Closing Date at least $10 million in aggregate principal amount of Notes a written notice (the “Offer”) at least five (5) Business Days prior to the closing of such Subsequent Placement of any proposed or intended issuance or sale or exchange of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other material terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers a pro rata portion of the lesser of (A) thirty percent (30%) of the Offered Securities or (B) $10,000,000, in each case allocated among such Buyers (a) based on such Buyer’s pro rata portion of the aggregate principal amount of the Notes purchased hereunder by such Buyers (the “Basic Amount”), and (b) with respect to each such Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

                    (2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company no later than the later of (i) two (2) Business Days after receipt of the Offer and (ii) two (2) Business Days prior to the closing of the Subsequent Placement (the “Offer Period”), setting forth the portion of the Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all eligible Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all eligible Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors to the extent its deems reasonably necessary.

                    (3) The Company shall have ten (10) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the eligible Buyers (the “Refused Securities”), but only to the offerees described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

                    (4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(p)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(p)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(p)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(p)(iii)(1) above.

                    (5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(p)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

                    (6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(p)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the eligible Buyers under the procedures specified in this Agreement.

               (iv) Subsections (ii) and (iii) of this Section 4(p) shall not apply to (I) any Approved Stock Plan (as defined in the Notes); (II) a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $25,000,000 (other than an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended and “equity lines”); or (III) a bona fide firm commitment private placement pursuant to Rule 144A with a nationally recognized placement agent which generates gross proceeds to the Company in excess of $50,000,000.

          (q) Stockholder Approval. The Company shall provide each stockholder entitled to vote at the next meeting of the stockholders of the Company a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder’s affirmative vote at such stockholder meeting for approval of the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal.

     5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

          (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes), a register for the Notes, in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person. The Company shall keep the register open and available at all times during business hours for inspection by any Buyer or its legal representatives to the extent permitted by applicable law.

          (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes substantially in the form of Exhibit C attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions hereof, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

          Closing Date. The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

          (a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

          (b) Such Buyer shall have delivered to the Company the Purchase Price (less, in the case of Smithfield Fiduciary LLC, the amounts to the extent withheld pursuant to Section 4(g)) for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

          (c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

     7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

          Closing Date. The obligation of each Buyer hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

          (a) The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Notes (in such principal amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

          (b) Such Buyer shall have received the opinions of Ropes & Gray LLP and White & White & Van Etten LLP, the Company’s counsels, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibits D-1 and D-2 attached hereto.

          (c) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, substantially the form of Exhibit C attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

          (d) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company in its state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Closing Date.

          (e) The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State of the State of Maryland and the Commonwealth of Pennsylvania as of a date within 10 days of the Closing Date.

          (f) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

          (g) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(c) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit E.

          (h) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit F.

          (i) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

          (j) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended by the SEC, as of the Closing Date, or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

          (k) The Company shall have obtained all Governmental Approvals and third party consents and approvals, if any, necessary for the sale of the Notes.

          (l) The Company shall have prior to or currently with the Closing issued 952,381 shares of Common Stock at a purchase price of $5.25 per share to Joseph R. Gregory.

          (m) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

     8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before the third Business Day after the date hereof, due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by a Buyer pursuant to this Section 8, the Company shall remain obligated to reimburse such non-breaching Buyer for the incurred expenses described in Section 4(g) above.

     9. MISCELLANEOUS.

          (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE

ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Notes representing at least a majority of the aggregate principal amount of the Notes, or, if prior to the Closing Date, the Company and the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the aggregate principal amount of the Notes. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered pro rata to all of the parties to the Transaction Documents and holders of Notes. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

Novavax, Inc.
8320 Guilford Road, Suite C
Columbia, Maryland 21046
Telephone:	(301) 854-3900
Facsimile:	(301) 854-3901
Attention:	Chief Executive Officer

     with a copy to:

Ropes & Gray LLP
45 Rockefeller Plaza
New York, New York 10111
Telephone:	(212) 841-5764
Facsimile:	(212) 841-5725
Attention:	Sanford B. Kaynor, Jr., Esq.

     If to the Transfer Agent:

Equiserve Trust Company, N.A.
250 Royall Street
Canton, MA 02021
Telephone:	(877) 282-1169
Facsimile:	(781) 575-2149
Attention:	Carole McHugh

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

     with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any permitted purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding; provided, however, that this Section 9(g) shall not be construed to prohibit the Company from entering into a Fundamental Transaction (subject to the Company’s compliance with the terms and conditions of the Notes relating to a Fundamental Transaction). A Buyer may assign its rights and obligations hereunder to a purchaser of the Notes or Conversion Shares without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder for all purposes.

          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) other than those arising from or resulting from a misrepresentation or breach of any representation or warranty made by such Indemnitee contained in the Transaction Documents or a breach of any covenant, agreement or obligation by such Indemnitee contained in the Transaction Documents or from the gross negligence, willful misconduct or bad faith of such Indemnitee, the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, including, but not limited to the items set forth on Schedule 3(u) in the Company Disclosure Letter, or (iii) other than those arising from or resulting from a misrepresentation or breach of any representation or warranty made by such Indemnitee contained in the Transaction Documents or a breach of any covenant, agreement or obligation by such Indemnitee contained in the Transaction Documents or from the gross negligence, willful misconduct or bad faith of such Indemnitee, the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

          (l) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of any of the Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of any of the Transaction Documents and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under any of the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The parties therefore agree that each party shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

          (m) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          (n) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

          (o) Construction. The parties acknowledge that the parties have reviewed and revised this Agreement with their respective counsel and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this entire Agreement; (iv) all references herein to “Exhibits”, “Articles” or “Sections” are to Exhibits, Articles or Sections of this Agreement; (v) the term “or” has, except as otherwise indicated, the inclusive meaning represented by the phrase “and/or”; (vi) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” and (vii) “parties” or “parties” means the signatories to this Agreement. The term “knowledge,” when used with respect to the Company or any Subsidiary, means the actual knowledge after reasonable investigation, of the current executive officers (as defined in Rule 501(f) of the 1933 Act) of such Person.

[Signature Pages Follow]

     IN WITNESS WHEREOF, each Buyer and the Company has caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

NOVAVAX, INC.

By:	/s/ Nelson M. Sims

Name: Nelson M. Sims
Title: President and Chief Executive Officer

     IN WITNESS WHEREOF, each Buyer and the Company has caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

SMITHFIELD FIDUCIARY LLC

By:	/s/ Adam J. Chill

Name: Adam J. Chill
Title: Authorized Signatory

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

SF CAPITAL PARTNERS LTD.

By:	/s/ Brian H. Davidson

Name: Brain H. Davidson
Title: Authorized signatory

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

PORTSIDE GROWTH AND OPPORTUNITY FUND

By:	/s/ Jeffrey Smith

Name: Jeffrey Smith
Title: Authorized Signatory

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

WINCHESTER GLOBAL TRUST COMPANY LIMITED AS TRUSTEE FOR CADUCEUS CAPITAL TRUST

By:	/s/ Samuel D. Isaly

Name: Samuel D. Isaly
Title: Investment Advisor

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

CADUCEUS CAPITAL II, L.P.

By:	/s/ Samuel D. Isaly

Name: Samuel D. Isaly
Title: General Partner

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

UBS EUCALYPTUS FUND, L.L.C.

By:	/s/ Samuel D. Isaly

Name: Samuel D. Isaly
Title: JV Partner

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

PW EUCALYPTUS FUND, LTD.

By:	/s/ Samuel D. Isaly

Name: Samuel D. Isaly
Title: JV Partner

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

HFR SHC AGGRESSIVE FUND

By:	/s/ Dora Hines

Name: Dora Hines
Title: For and on behalf of HFR Asset Management as Attorney-in-Fact

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

FINSBURY WORLDWIDE PHARMACEUTICAL TRUST

By:	/s/ Samuel D. Isaly

Name: Samuel D. Isaly
Title: Director

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

DEUTSCHE BANK AG LONDON

By:	DB ADVISORS, L. L.C.

By:	/s/ Paul Bigler

Name: Paul Bigler
Title: Managing Director

By:	/s/ Shams Butt

Name: Shams Butt
Title: Director

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)
		Aggregate Principal	Legal Representative’s
Buyer	Address and Facsimile Number	Amount of Notes	Address and Facsimile Number
Smithfield Fiduciary LLC	c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, New York 10019 Attention: Ari J. Storch Adam J. Chill Facsimile: (212) 751-0755 Telephone: (212) 287-4720 Residence: Cayman Islands	$12,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

SF Capital Partners Ltd.	3600 South Lake Drive St. Francis, Wisconsin 53235 Attention: Brian Davidson Facsimile: (414) 294-7\4416 Telephone: (414) 294-7016 Residence: British Virgin Islands	$5,000,000

Portside Growth and Opportunity Fund	c/o Ramius Capital Group, L.L.C. 666 Third Avenue, 26th Floor New York, New York 10017 Attention: Jeffrey Smith Roger Anscher Facsimile: (212) 845-7999 Telephone: (212) 845-7955 Residence: Cayman Islands	$5,000,000

Winchester Global Trust Company Limited as Trustee for Caduceus Capital Trust	c/o OrbiMed Advisors LLC 767 Third Avenue, 30th Floor New York, New York 10017 Attention: Andrew Kanarek Facsimile: (212) 739-6446 Telephone: (212) 739-6406 Residence: Bermuda	$1,500,000

Caduceus Capital II, L.P.	c/o OrbiMed Advisors LLC 767 Third Avenue, 30th Floor New York, New York 10017 Attention: Andrew Kanarek Facsimile: (212) 739-6446 Telephone: (212) 739-6406 Residence: Delaware	$750,000

(1)	(2)	(3)	(4)
		Aggregate Principal	Legal Representative’s
Buyer	Address and Facsimile Number	Amount of Notes	Address and Facsimile Number
UBS Eucalyptus Fund, L.L.C.	c/o OrbiMed Advisors LLC 767 Third Avenue, 30th Floor New York, New York 10017 Attention: Andrew Kanarek Facsimile: (212) 739-6446 Telephone: (212) 739-6406 Residence: Delaware	$1,350,000

PW Eucalyptus Fund, Ltd.	c/o OrbiMed Advisors LLC 767 Third Avenue, 30th Floor New York, New York 10017 Attention: Andrew Kanarek Facsimile: (212) 739-6446 Telephone: (212) 739-6406 Residence: Cayman Islands	$150,000

HFR SHC Aggressive Fund	c/o OrbiMed Advisors LLC 767 Third Avenue, 30th Floor New York, New York 10017 Attention: Andrew Kanarek Facsimile: (212) 739-6446 Telephone: (212) 739-6406 Residence: Bermuda	$250,000

Finsbury Worldwide Pharmaceutical Trust	c/o OrbiMed Advisors LLC 767 Third Avenue, 30th Floor New York, New York 10017 Attention: Andrew Kanarek Facsimile: (212) 739-6446 Telephone: (212) 739-6406 Residence: United Kingdom	$2,000,000

Deutsche Bank AG London	c/o DB Advisors L.L.C. 280 Park Avenue New York, New York 10017 Attention: Paul Bigler Facsimile: (212) 454-0968 Telephone: (212) 454-1221 Residence:	$7,000,000

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Irrevocable Transfer Agent Instructions
Exhibit D-1	Form of Ropes & Gray LLP Opinion
Exhibit D-2	Form of White & White & Van Etten LLP Opinion
Exhibit E	Form of Secretary’s Certificate
Exhibit F	Form of Officer’s Certificate

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(d)	No Conflicts
Schedule 3(e)	Consents
Schedule 3(f)	Issuance of Securities
Schedule 3(h)	Capitalization
Schedule 3(j)	Material Changes
Schedule 3(k)	Indebtedness
Schedule 3(l)	Litigation
Schedule 3(m)	Compliance
Schedule 3(s)	Registration Rights
Schedule 3(u)	Disclosure
Schedule 3(w)	Patents and Trademarks
Schedule 4(d)	Use of Proceeds
Schedule 4(j)	Additional Registration Statements